Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 22, 2023, with respect to the consolidated and combined financial statements included in the Annual Report of Bluerock Homes Trust, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said report in the Registration Statement of Bluerock Homes Trust, Inc. and subsidiaries on Form S-8 (File No. 333-267764).

/s/ GRANT THORNTON LLP

Southfield, Michigan

March 22, 2023